UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 16, 2010

KIT DIGITAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

168 Fifth Avenue, Suite 302, New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code +1 (212) 661-4111

205 Hudson Street, Suite 802, New York, NY 10013
Former Name or Former Address, if Changed since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 22, 2010, KIT digital, Inc., a Delaware corporation (“KIT digital” or the “Company”), filed a Current Report on Form 8-K (the “March 8-K”) to report the Company entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) on March 16, 2010, with KIT 2010 Corporation, a Delaware corporation and wholly-owned subsidiary of KIT digital, Multicast Media Technologies, Inc. and Subsidiaries, a Delaware corporation (“Multicast”), and its stockholder representative. Under the Merger Agreement, Multicast merged with and into KIT 2010 and, as a result of such merger, KIT digital became the sole stockholder of Multicast as of the effective date of March 16, 2010.

This amendment is being filed to amend and supplement Item 9.01 of the March 8-K to include the financial statements and pro forma financial information required by parts (a) and (b) of Item 9.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

a. Financial statements of business acquired.

The following consolidated financial statements of Multicast are filed as Exhibits 99.1 to this amendment and are incorporated in their entirety herein by reference:

Exhibit 99.1

Independent auditors’ report;
Consolidated balance sheets as of December 31, 2009 and 2008;
Consolidated statements of operations for the years ended December 31, 2009 and 2008;
Consolidated statements of cash flows for the years ended December 31, 2009 and 2008;
Consolidated notes to the financial statements.

The attached consolidated financial statements of Multicast have been prepared in accordance with generally accepted accounting principles in the United States.

b. Pro forma financial information.

The following pro forma financial information is furnished as Exhibit 99.2:

Exhibit 99.2

Unaudited pro forma condensed combined balance sheet as of December 31, 2009;
Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009;
Notes to unaudited pro forma condensed combined financial statements.

Exhibit No.	Description
99.1	Audited consolidated financial statements of Multicast as of and for the years ended December 31, 2009 and 2008.

99.2	Unaudited condensed combined pro forma financial statements as of and for the year ended December 31, 2009.

23.1	Consent of Bennett Thrasher PC, Independent Registered Public Accounting Firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

By:	/s/ Robin Smyth
Robin Smyth
Chief Financial Officer

Date: June 1, 2010